Exhibit 99

NEWS RELEASE




Date:             March 3, 2004

Contact:          Robert E. Dye - President & CEO
                  William B. West - Sr. Vice President & CFO

To:               News Media

Release Date:     Immediate



                          PEOPLES BANCORPORATION, INC.

                    2003 Earnings Per Share Report Corrected


Easley, SC - Peoples Bancorporation, Inc. (PBCE.OB), the parent company for The Peoples National Bank, Easley, South Carolina, Bank of Anderson, N.A., Anderson, South Carolina and Seneca National Bank, Seneca, South Carolina, announced that its previously reported earnings per share for the year ending December 31, 2003, were erroneously calculated, although earnings per share for the three months ended December 31, 2003 and total earnings of $5,044,000 for the year ending December 31, 2003, were correctly reported. Basic income per common share for the year 2003 was $1.37 compared to $1.19 for the year 2002. Diluted income per common share for the year 2003 was $1.32 compared to $1.15 for the year
2002. 2002 earnings per share have been restated to reflect the 5% stock dividend paid in 2003.

A corrected Consolidated Financial Highlights table is attached.




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                          PEOPLES BANCORPORATION, INC.

                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                 (Amounts in thousands except share information)

                                                Three Months Ended December 31,
                                                -------------------------------
Income Statement                                2003          2002        Change
                                                ----          ----        ------
  Net interest income ...................      $3,347       $3,231         3.59%
  Provision for loan losses .............          99          290       -65.86%
  Other income ..........................       1,024        2,264       -54.77%
  Other expenses ........................       3,868        3,299        17.25%
                                               ------       ------
     Income before income taxes .........         404        1,906       -78.80%
  Provision for income taxes ............         133          688       -80.67%
                                               ------       ------
     Net Income .........................      $  271       $1,218       -77.75%
                                               ======       ======

  Return on average assets ..............        0.25%        1.21%
  Return on average equity ..............        3.00%       15.43%

Net income per common share*
  Basic .................................      $ 0.07       $ 0.33       -78.79%
  Diluted ...............................      $ 0.07       $ 0.32       -78.13%



                                               Twelve Months Ended December 31,
                                               --------------------------------
Income Statement                                2003          2002        Change
                                                ----          ----        ------
  Net interest income ..................      $13,381       $12,609        6.12%
  Provision for loan losses ............        1,106           944       17.16%
  Other income .........................       10,302         6,564       56.95%
  Other expenses .......................       14,665        11,380       28.87%
                                              -------       -------
     Income before income taxes ........        7,912         6,849       15.52%
  Provision for income taxes ...........        2,868         2,466       16.30%
                                              -------       -------
     Net Income ........................      $ 5,044       $ 4,383       15.08%
                                              =======       =======

  Return on average assets .............         1.18%         1.21%
  Return on average equity .............        14.52%        14.49%

Net income per common share*
  Basic ................................      $  1.37       $  1.19       15.13%
  Diluted ..............................      $  1.32       $  1.15       14.78%



                                                           December 31,
                                                           ------------
Balance Sheet                                    2003         2002        Change
                                                 ----         ----        ------
Total assets ...........................      $421,756      $416,122       1.35%
Mortgage loans held for sale ...........         5,101        55,026     -90.73%
Loans, net .............................       292,814       247,637      18.24%
Allowance for loan losses ..............         3,438         2,850      20.63%
Securities .............................        86,493        86,170       0.37%
Total earning assets ...................       399,925       394,351       1.41%
Total deposits .........................       353,329       328,174       7.67%
Shareholders' equity ...................        36,161        32,747      10.43%
Book value per share* ..................          9.82          8.89      10.46%

* Share data has been restated to reflect the 5% stock dividend paid in 2003.